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                                                                      EXHIBIT 21
                           SUBSIDIARIES OF REGISTRANT



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
 NAME OF SUBSIDIARY                                          JURISDICTION OF INCORPORATION/ORGANIZATION
 ------------------                                          ------------------------------------------
 TeleBank                                                                United States
 TeleBanc Capital Markets, Inc.                                     Delaware, United States
 TeleBanc Capital Trust I                                           Delaware, United States
 TeleBanc Capital Trust II                                          Delaware, United States
 TeleBanc Insurance Services, Inc.                                  Delaware, United States
 TeleBanc Servicing Corporation                                     Virginia, United States
 AGT Mortgage Services, LLC                                         Delaware, United States
 AGT-PRA, LLC                                                       Delaware, United States

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